Exhibit 99.1

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT II, Inc. (the “Company”), acquired 2819 Loker Avenue East on December 17, 2014 for $25.4 million and Bishop’s Square on March 3, 2015 for €92.0 million (approximately $103.2 million assuming a rate of $1.12 per EUR as of the acquisition date).

An unaudited pro forma balance sheet is not presented because the Company’s acquisitions were already reflected in the Company’s condensed consolidated balance sheet as of September 30, 2015. The unaudited pro forma condensed consolidated statements of operations assume that the acquisitions of 2819 Loker Avenue East and Bishop’s Square occurred on January 1, 2014.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2015

	Nine Months Ended September 30, 2015	Adjustments		Pro Forma
Revenues:
Rental revenue	$6,545,556	$1,368,184	(a)	$7,913,740
Other revenue	93,420	26,880	(a)	120,300
Revenue	6,638,976	1,395,064		8,034,040
Expenses:
Property operating expenses	1,274,569	299,426	(a)	1,573,995
Real property taxes	227,850	878	(a)	228,728
Property management fees	92,824	16,696	(b)	109,520
Depreciation and amortization	3,020,954	607,016	(a)	3,627,970
Acquisition related expenses	2,827,302	(2,680,022)	(c)	147,280
Asset management and acquisition fees	2,694,899	(2,327,715)	(d)	367,184
General and administrative	1,030,748	—		1,030,748
Total expenses	11,169,146	(4,083,721)		7,085,425
Income (loss) before other income (expenses)	(4,530,170)	5,478,785		948,615
Other income (expenses):
Gain (loss) on derivative instruments, net	(31,985)	—		(31,985)
Foreign currency gains (losses)	(234)	—		(234)
Interest expense	(1,096,283)	(804,835)	(e)	(1,901,118)
Interest income	2,298	—		2,298
Net income (loss)	(5,656,374)	4,673,950		(982,424)
Less: Net (income) loss attributable to noncontrolling interests	(9,080)	—		(9,080)
Net income (loss) attributable to common stockholders	$(5,665,454)	$4,673,950		$(991,504)
Basic and diluted income (loss) per common share	$(1.44)	$—		$(0.25)
Weighted average number of common shares outstanding	3,930,427			3,930,427

See notes to unaudited pro forma condensed consolidated statement of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2015

Adjustments

(a)
To record the pro forma effect of the Company’s acquisition of Bishop’s Square based on its historical results of operations assuming that the acquisition had occurred on January 1, 2014. Depreciation and amortization were calculated based on the fair values of the investment property using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms. See Note 2 — Significant Accounting Policies in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 regarding how the fair values of the Company’s investment property and intangible lease assets and liabilities were determined. Pro forma adjustments related to these amounts are preliminary and subject to change.

(b)	To record the pro forma effect of the Company’s property management fee, which is approximately €90,000 per year, assuming that the acquisition of Bishop’s Square had occurred on January 1, 2014.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisition of Bishop’s Square.

(d)	To eliminate the effect of the non-recurring acquisition fee recorded in relation to the Company’s acquisition of Bishop’s Square.

(e)
To record the pro forma effect of interest expense on borrowings of $45.2 million and $62.1 million under the credit facility with Hines Interests Limited Partnership (“Hines”) and DekaBank Deutsche Girozentrale (“DekaBank”), respectively, related to the acquisition of the Bishop’s Square, assuming that the borrowings were outstanding as of January 1, 2014. The interest rates under the credit facilities with Hines and DekaBank were 1.92% and 1.38%, respectively, as of the date of acquisition. If interest rates were to increase or decrease by 0.125%, the net loss would change by $100,285.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2014

	Year Ended December 31, 2014	Adjustments		Pro Forma
Revenues:
Rental revenue	$94,327	$12,374,464	(a)	$12,468,791
Revenue	94,327	12,374,464		12,468,791
Expenses:
Property operating expenses	21,919	1,755,096	(a)	1,777,015
Real property taxes	9,460	220,733	(a)	230,193
Property management fees	1,769	160,914	(b)	162,683
Depreciation and amortization	49,288	5,992,741	(a)	6,042,029
Acquisition related expenses	131,454	(128,454)	(c)	3,000
Asset management and acquisition fees	570,375	(570,375)	(d)	—
Organizational expenses	63,164	—		63,164
General and administrative	554,476	—		554,476
Total expenses	1,401,905	7,430,655		8,832,560
Income (loss) before other income (expenses)	(1,307,578)	4,943,809		3,636,231
Other income (expenses):
Interest expense	(20,328)	(2,755,211)	(e)	(2,775,539)
Interest income	243	2,100		2,343
Net income (loss)	(1,327,663)	2,190,698		863,035
Less: Net (income) loss attributable to noncontrolling interests	186,940	(620,282)	(a)	(433,342)
Net income (loss) attributable to common stockholders	$(1,140,723)	$1,570,416		$429,693
Basic and diluted income (loss) per common share	$(14.67)	$—		$3.33
Weighted average number of common shares outstanding	77,779	51,145	(f)	128,924

See notes to unaudited pro forma condensed consolidated statement of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014

Adjustments

(a)
To record the pro forma effect of the Company’s acquisition of 2819 Loker Avenue East and Bishop’s Square based on their historical results of operations, assuming that the acquisitions had occurred on January 1, 2014. Depreciation and amortization were calculated based on the fair values of each investment property using a useful life of 40 years. Intangible lease assets and liabilities were amortized over their remaining lease terms. See Note 2 — Significant Accounting Policies in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 regarding how the fair values of the Company’s investment property and intangible lease assets and liabilities were determined. Pro forma adjustments related to these amounts are preliminary and subject to change.

(b)
To record the pro forma effect of the Company’s 3.0% (of total revenue) property management fee assuming that the acquisition of 2819 Loker Avenue East had occurred on January 1, 2014. Also, adjustment includes the pro forma effect of the Company’s property management fee, which is approximately €90,000 per year, assuming that the acquisition of Bishop’s Square had occurred on January 1, 2014.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of 2819 Loker Avenue East.

(d)	To eliminate the effect of the non-recurring acquisition fee recorded in relation to the Company’s acquisition of 2819 Loker Avenue East.

(e)
To record the pro forma effect of interest expense assuming that the Company had approximately $62.1 million in permanent financing in place as of January 1, 2014 and borrowings of $45.2 million under the credit facility with Hines related to the acquisition of Bishop’s Square. The weighted average interest rate for all of the borrowings to acquire Bishop’s Square was 1.8% at the date of acquisition. Also, the adjustment includes the pro forma effect of interest expense on borrowings of $24.2 million under the credit facility with Hines related to the acquisition of the 2819 Loker Avenue East, assuming that the borrowings were outstanding as of January 1, 2014. The interest rate under the credit facility with Hines was 2.16% as of the date of acquisition for 2819 Loker Avenue East. If interest rates were to increase or decrease by 0.125%, net income would change by $164,331.

(f)
To record the pro forma effect of the proceeds from the issuance of shares of the Company’s common stock that were used to complete the acquisition of 2819 Loker Avenue East and Bishop’s Square, less amounts received from the credit facility with Hines and other third-party mortgage financing described in (e) above. This adjustment assumes that the Company sold all Class A shares at a price of $10.00 per Class A share less an aggregate of $1.08 per share of selling commissions, dealer manager fees and issuer costs.

Pro Forma for the Year Ended December 31, 2014
Cash needed to acquire 2819 Loker Avenue East	$1,150,000
Cash needed to acquire Bishop’s Square	—
$1,150,000

Net cash received from each share of common stock issued	$8.92

Common stock needed to purchase 2819 Loker Avenue East	128,924
Less: Historical weighted average common shares outstanding	77,779
Weighted average number of common shares outstanding	51,145

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2015 and
the Year Ended December 31, 2014

(1)  Investment Properties Acquired After January 1, 2014

2819 Loker Avenue East

On December 17, 2014, a subsidiary of the Company acquired 2819 Loker Avenue East, an industrial building located in Carlsbad, California. 2819 Loker Avenue East consists of 161,310 square feet of rentable area and is 100% leased. The net purchase price for 2819 Loker Avenue East was $25.4 million, exclusive of transaction costs and working capital reserves.

Bishop’s Square

On March 3, 2015, a subsidiary of the Company acquired Bishop’s Square, an office building located in Dublin, Ireland. Bishop’s Square consists of 153,569 square feet of net rentable area that is 100% leased to five tenants. The net purchase price for Bishop’s Square was €92.0 million (approximately $103.2 million assuming a rate of $1.12 per EUR as of the acquisition date), exclusive of transaction costs and working capital reserves.

The unaudited pro forma consolidated statements of operations assume that the Company’s acquisitions occurred on January 1, 2014.